Exhibit 99.2

LETTER OF AGREEMENT

     This Letter of Agreement is entered into this ___ day of October, 2001, by and between Vision-R eTechnologies, Inc., a Canadian corporation (“Vision-R”), and Group 1 Software, Inc., a Delaware corporation (“Group 1”), regarding the proposed acquisition by Group 1 of certain assets of Vision-R and other transactions described below (collectively, the “Transactions”).

     This Letter of Agreement has been prepared and executed as a binding agreement, and enforceable in accordance with its terms with respect to the subject matter herein as to Vision-R upon execution and delivery of it, and as to Group 1 upon its execution and delivery and the approval of this Letter of Agreement by Group 1’s Board of Directors if Group 1 considers it necessary.

     In consideration of the foregoing recitals, the mutual covenants contained herein, and for other consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby covenant and agree as follows:

     1. Purchase Price.

     a) The purchase price for the Assets (as defined below) and the consideration for all of the other non-employment transactions contemplated herein shall consist of: (i) one (1) payment to Vision-R and/or its nominees and/or nominees in trust at Closing of ____________ Dollars in cash or cash equivalent, plus (ii) payments in cash or cash equivalent to Vision-R and/or its nominees and/or nominees in trust on the ___ (each, an “Earn-Out Payment” and, collectively, the “Earn-Out Payments”). The Earn-Out Payment for each of these ___ years shall consist of ___.

     b) The Earn-Out Payment to be made on the first anniversary of Closing shall be contingent upon, among other conditions, each of Messrs. ___ (who have agreed at Closing to employment with Group 1, as described in Section 5(a), below), signing a one-year employment contract with Group 1 and remaining employed with Group 1 consistent with the terms of the applicable employment agreement through that anniversary date. The second annual Earn-Out Payment will be contingent upon, among other conditions, each of Messrs. ___ remaining employed with Group 1 through that anniversary date. The employment conditions set out in the previous two sentences of this Section 1(b) shall, however, be waived by Group 1 to the extent that the employment of any of these persons is terminated due to their death, total disability or involuntary termination by Group 1 without cause, or if Vision-R provides a reasonably acceptable, equivalent replacement professional.

     c) Each of the ___ Earn Out Payments shall not be less than ___ Dollars. Further, the total purchase price for the Assets paid shall not, in any event, exceed ___ Dollars.

     d) Group 1 agrees to market the Vision-R offering through Group 1’s worldwide sales force, and as an integral part of the DOC1 suite of software products.

     e) Vision-R acknowledges and agrees that Group 1 shall have the right to withhold and to offset any payments to be made to Vision-R hereunder in the event and to the extent of damages arising out of any material breach by Vision-R of any representation, warranty, covenant or agreement set out herein or the Closing Agreement (as defined below) or other instrument executed pursuant thereto.

     2. Assets to be Acquired; Rights Retained. Group 1 shall acquire at Closing (as defined below) sole and exclusive title, free and clear of any and all claims, liens, encumbrances, security interests, pledges or any other clouds on title of any nature whatsoever, to all of the following:

     a) all computer programming (the “Software”) and related technology for all computer platforms developed or acquired by Vision-R, together with all concomitant technical and user documentation and specifications;

     b) all of Vision-R’s rights in all of the agreements to which Vision-R is a party, subject to agreements which Group 1 elects, in its sole discretion, not to assume, including, without limitation, all maintenance and fulfillment agreements for existing clients of the Software (the “Assigned Agreements”);

     c) the list of all past, current and prospective customers of Vision-R;

     d) all of Vision-R’s rights in all of the trademarks, service marks, URLs, domain names and trade names related to the business of Vision-R;

     e) the financial, production, marketing and sales books and records of Vision-R, assembled or produced in Vision-R’s course of business, existing at Closing and related to the Transactions (including without limitation all notes, records and books regarding the accounts receivables, warranty/software performance, credit and payment history of all past, current and prospective customers of any of the Software); and

     f) all other personal property owned or used by Vision-R in its business operations – both tangible and intangible (including cash, office equipment, computers, back-up systems, prepaids (pro-rated through Closing) and trade account receivables (pro-rated through Closing) ((i) — (vi), collectively constituting the “Assets”).

     3. Assumption of Certain Agreements. With respect to the Assigned Agreements, at Closing Vision-R shall deliver to Group 1 instruments, in forms reasonably acceptable to Group 1, by which: (i) Vision-R shall transfer and assign to Group 1 all of its rights, title and interests under the Assigned Agreements (including its premises lease) and (ii) each third party to the Assigned Agreements shall consent to the relevant transfer and assignment to the extent required by the pertinent Assigned Agreements or determined desirable by Group 1. Group 1 acknowledges and agrees that assumption of Vision-R’s internet communication contract, or arranging for reasonably comparable service (i.e., 2 megabits), will be necessary at Closing to support Vision-R’s operations, as currently configured.

     4. Limitation of Liabilities. Group 1 shall assume no liabilities of Vision-R, except for the liabilities expressly identified in the Closing Agreement (as defined below) which arise directly out of the Assigned Agreements. Group 1 shall not assume or be liable for any other liabilities, commitments or obligations of Vision-R. Vision-R shall warrant, represent, covenant and agree in the Closing Agreement that Group 1 shall not assume, whether contractually, by operation of law or otherwise, any other liabilities of Vision-R, whether currently outstanding, contingent or otherwise.

     5. Employees.

     a) As a condition of Closing, Group 1 shall offer employment contracts to, and each of Messrs. Boyle, Linov, Radojkovic, Tian and Wood, shall accept employment contracts at Closing, each subject to the other terms previously circulated between Group 1 and Vision-R.

     b) Vision-R shall be responsible for termination from its employ of all such persons, as they become employed by Group 1 at Closing. Vision-R shall be responsible for the payment of any accrued wages, salary, benefits or severance pay and any other obligations or liabilities, including without limitation, retirement or other benefit plan liabilities arising under applicable federal, provincial or municipal law or contracts and as a result of or in connection with employment with Vision-R and/or termination of employment of such persons.

     c) As a condition of Closing, Mr. Prizant shall provide his services to Group 1 as a consultant for one (1) year after Closing, and such additional periods as he and Group 1 may agree upon, at the rate of ____________ Dollars per month.

     6. Confidentiality. The parties contemplate issuing a press release to announce the signing of this Letter of Intent. Neither Vision-R nor Group 1 shall make any other announcement or in any manner disclose to any third party any of the contents of this Letter of Agreement or the Closing Agreement prior to Closing unless such information was included in the aforesaid press release or the disclosure is otherwise consented to by the other party hereto and is consistent with the Non-Disclosure Agreement dated on or about August 1, 2001, between the parties hereto, or such disclosure is required by federal securities law or by any order of a court or administrative agency of competent jurisdiction. Vision-R and Group 1 agree to continue to be bound by the August 1, 2001 Non-Disclosure Agreement.

     7. Due Diligence. From the date of signing of this Letter of Agreement until December 14, 2001, Vision-R shall permit Group 1 and its employees, consultants and representatives, including without limitation their respective accountants and attorneys, at such times and places during normal business hours as each may reasonably request: (i) to have full access to, and the right to inspect and copy, Vision-R’s books, records, contracts and other documents relating to the Transactions, (ii) to inspect, tour and observe the Assets, Vision-R’s operations, employee- and customer- relations.

     8. Conduct Pending Closing.

     a) During the period between the date of this Letter of Agreement and Closing, Vision-R shall: (i) conduct its business in the regular and ordinary course shall not introduce any material new method of management or operation; (ii) use its best efforts to preserve the business, organization and goodwill of Vision-R; (iii) not enter into any agreement to provide any goods or services except on terms consistent with comparable contracts entered into on or after January 1, 2001; (iv) promptly notify Group 1 of any material developments relating to the Assets or Vision-R’s business interests; (v) maintain its properties, facilities and equipment and other assets in as good working order and condition as at present, ordinary wear and tear excepted; (vi) perform in the ordinary course of business all of its obligations under lease instruments and other agreements relating to or affecting the Assets; (vi) keep in full force and effect present insurance policies or other comparable insurance coverage; (vii) not increase present salaries, commission levels or bonus programs for any employees and agents except in the ordinary course of business, consistent with past practice or as required by contract or law; and (ix) maintain compliance in all material respects with all material permits, rules, laws and regulations, consent orders and the like.

     b) Vision-R hereby represents and warrants to Group 1 that now and at all time until Closing there are not and shall be no liens, judgments or encumbrances (other than a line of credit with Vision-R’s financial institution used in the normal course of its business and which will be completely discharged at Closing) with respect to Vision-R, the Assets, or its business.

     9. No-Shop. In consideration of Group 1’s undertaking the substantial expenses incident to the due diligence examination of Vision-R and the preparation of this Letter of Agreement and the Closing Agreement, Vision-R covenants and agrees that, until the first to occur of the Closing or December 14, 2001, it will not, whether individually or collectively, directly or indirectly, enter into, pursue, solicit, encourage or entertain any arrangements or negotiations with any other party relevant to any of the Transactions. Until the termination of this Letter of Agreement in accordance with its terms, Vision-R shall not directly or indirectly, (i) solicit, (ii) encourage the submission of offers or proposals from any person or entity with respect to, (iii) initiate or participate in any negotiations or discussions regarding or (iv) enter into (or authorize) any agreement or agreement in principle with respect to, any expression of interest, offer, proposal to acquire or any acquisition of either all or a substantial portion of Vision-R’s business or Assets or any of its capital stock, whether by stock purchase, share exchange, merger, consolidation, purchase of assets, tender offer or otherwise. Vision-R shall immediately inform Group 1 of any inquires or proposals it receives with respect to the foregoing. In the event that the agreements in this Section 9 are violated by Vision-R and the Transactions are not consummated, then in addition to other remedies available to Group 1, Vision-R shall be required to reimburse Group 1 for all out-of-pocket expenses (including reasonable attorneys’ fees and other advisors’ fees), which Group 1 has incurred pursuant to this Letter of Agreement.

     10. Opinion of Counsel. Vision-R shall deliver to Group 1 at Closing an opinion of counsel, in form and substance reasonably acceptable to Group 1, opining that the transactions and instruments delivered under the Closing Agreement have been duly authorized, executed and entered into, such transactions do not constitute fraudulent conveyances with respect thereto, and are valid and binding and enforceable obligations in accordance with their terms and such other opinions as are customarily rendered in transactions of this nature.

     11. Closing Agreement and Closing. Group 1 shall provide Vision-R with the Closing Agreement coinciding with the terms and conditions contained herein and the parties hereto shall promptly proceed with the negotiation of the Closing Agreement with respect to the Transaction. The Closing Agreement shall contain, in addition to the matters set out herein, additional representations, warranties, covenants and agreements from Vision-R and Group 1 that are of a nature consistent with the transactions contemplated hereunder, including without limitation representations and warranties relating to title to, and rights to transfer and assign the Assets, the absence of material claims or litigation relating to the Assets and the status of employee matters. The Closing Agreement shall also provide indemnification provisions in form and substance reasonably satisfactory to Vision-R and Group 1 relating to representations, warranties, covenants, and agreements as may be provided in the Closing Agreement. Subject to the condition precedent that Group 1 shall be satisfied that there are no material defects or failures of title with respect to the Assets uneconomic or burdensome contracts or other conditions, results or prospects which, in the reasonable business judgment of Group 1, have had or are likely to have a material adverse effect on the Assets, or business interests of Vision-R, Vision-R and Group 1 shall exercise their reasonable best efforts: (i) to execute a Closing Agreement on or before December 14, 2001 and (ii) to close the Transactions on or before January 7, 2002.

     12. Payment of Fees and Expenses. Vision-R and Group 1 each agrees to pay its own fees and expenses, including the fees and expenses of its respective counsel, accountants, brokers, advisors, employees and other agents, if any, incurred in connection with the transactions contemplated herein, unless expressly otherwise agreed to herein or in the Closing Agreement.

     13. Term; Miscellaneous.

a) This Letter of Agreement shall terminate on the earlier of: (i) Closing, (ii) the determination by Group 1 within the due diligence period referenced herein that: (A) representations or warranties made to Group 1 by Vision-R with respect to any of the Transactions are materially inaccurate or Vision-R failed to disclose material information with respect to these Transactions, or (B) there are material defects or failures of title with respect to the Assets, uneconomic or burdensome contracts or other conditions, results or prospects which, in the reasonable business judgment of Group 1, have had or are likely to have a material, adverse effect on the Assets, or business interests of Vision-R, (iii) Group 1 has failed, using reasonable efforts, to complete its due diligence efforts as contemplated hereunder by close of business January 7, 2002; (iv) Vision-R and Group 1 have failed to enter into the Closing Agreement by December 14, 2001 or to close the Transactions on or before January 7, 2002, or (v) either party hereto has breached a material provision of this Letter of Agreement and has failed to cure same within five (5) days of notice thereof from the non-defaulting party. In the event that this Letter of Agreement is terminated due to an uncured breach hereunder, the non-defaulting party hereto shall be entitled to any and all appropriate remedies under law.

     b) This Letter of Agreement shall be governed by and enforced in accordance with the laws of the State of Maryland, principles of conflicts of law notwithstanding.

     c) Each party hereto expressly agrees that jurisdiction over it with respect to any action brought under or in connection with this Letter of Intent shall appropriately lie in the State of Maryland, USA or the Province of Ontario, Canada, and that appropriate and convenient venue lies therein. Vision-R expressly agrees that jurisdiction over it with respect to any action brought under or in connection with this Agreement by Group 1 shall appropriately lie in the State of Maryland, USA and that appropriate and convenient venue lies in Prince George’s County, Maryland, USA.

     This Letter of Agreement is binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with its terms. The rights and obligations of any party to this Letter of Agreement may not be assigned by any party without the prior written consent of the other party, except that Group 1 may assign this Letter of Agreement to a subsidiary of Group 1 without the prior consent of Vision-R so long as the proposed assignee-subsidiary can demonstrate assurance of performance hereunder, adequate in Vision-R’s reasonable determination.

If this Letter of Agreement correctly reflects our understandings and agreements, please sign below.

Vision-R eTechnologies, Inc. By: ——————————————— Its: ———————————————	Group 1 Software, Inc. By: ——————————————— Its: ———————————————